SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.  )

  Filed by the Registrant (X)
  Filed by a Party other than the Registrant ( )

  Check the appropriate box:


  (X)  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
  ( )  Definitive Proxy Statement
  ( )  Definitive Additional Materials
  ( )  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                             SMITHFIELD FOODS, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                             SMITHFIELD FOODS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 2, 1999

      As a shareholder of SMITHFIELD FOODS, INC., a Virginia corporation (the "Company"), you are cordially invited to be present, either in person or by proxy, at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Waterside Hotel, 777 Waterside Drive, Norfolk, Virginia at 2:00 p.m., local time, on September 2, 1999, for the following purposes:

            1. To elect a Board of fourteen (14) directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified;

            2. To ratify the selection of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending April 30, 2000; and

            3. To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.

      Only shareholders of record at the close of business on July 9, 1999 will be entitled to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed.

      We hope you can attend the Annual Meeting in person. However, even if you plan to attend, we ask that you MARK, SIGN, DATE and RETURN the enclosed proxy promptly in the enclosed self-addressed envelope, so that we may be assured of a quorum to transact business. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be completed and returned. Your proxy is revocable and will not affect your right to vote in person in the event you are able to attend the meeting.

      Your attention is directed to the attached Proxy Statement.

                       BY ORDER OF THE BOARD OF DIRECTORS,

                                  AARON D. TRUB
                                    SECRETARY

Smithfield, Virginia
August 6, 1999

                             SMITHFIELD FOODS, INC.
                                EXECUTIVE OFFICES
                               200 COMMERCE STREET
                           SMITHFIELD, VIRGINIA 23430

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 2, 1999

      The Annual Meeting of Shareholders of SMITHFIELD FOODS, INC., a Virginia corporation (the "Company"), will be held on September 2, 1999, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. This Proxy Statement is furnished in connection with the solicitation of proxies on behalf the Board of Directors of the Company in connection with such meeting and any continuation or adjournment thereof.

      The costs of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers and employees of the Company may solicit proxies in person or by telephone at no additional compensation. The Company will also ask record holders of Common Stock who are brokerage firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request will reimburse such record holders for the costs of forwarding the material in accordance with customary charges. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies at an anticipated cost to the Company of $7,500 plus expenses.

      Any proxy given pursuant to this solicitation may be revoked by the filing with and receipt by the Secretary of the Company of a written revocation or duly executed proxy bearing a later date and does not preclude the shareholder from voting in person at the Annual Meeting if he or she so desires. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies which have been properly executed. If a shareholder specifies on such proxy a choice with respect to the proposal to be acted upon, the proxy will be voted in accordance with such specification. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF EACH OF THE NAMED NOMINEES FOR DIRECTOR AND FOR EACH OF THE OTHER PROPOSALS LISTED ON THE PROXY CARD. If necessary, and unless the shares represented by the proxy are voted against the proposals herein, the persons named in the proxy may also vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates without further notice, in order to solicit and obtain sufficient votes to approve or disapprove any matters being considered at the Annual Meeting.

      This Proxy Statement and the enclosed form of proxy are first being sent to the shareholders on or about August 6, 1999.

                                VOTING SECURITIES

      On July 9, 1999, the record date for determining shareholders entitled to vote at the meeting, 44,935,448 shares of Common Stock and one Series B Special Voting Preferred Share, par value $1.00 (the "Series B Share"), were outstanding and entitled to vote. Each share of Common Stock entitles the holder thereof to one vote; the Series B Share entitles the holder thereof to 1,174,219 votes, as described further below; the total number of votes that shareholders may cast at the meeting is therefore 46,109,667. The holders of Common Stock and the holder of the Series B Share will vote together as a single group at the meeting. All voting rights are non-cumulative, so that holders of shares representing a majority of the votes cast at the Annual Meeting can elect all of the directors.

      The Series B Share is held by CIBC Mellon Trust Company, as trustee (the "Trustee"). The aggregate number of votes entitled to be cast by the Trustee is equal to the number of Exchangeable Shares of Smithfield Canada Limited, a Canadian subsidiary of the Company, issued and outstanding on the record date (excluding any Exchangeable Shares held by the Company or its subsidiaries). As of the record date, there were 1,174,219 Exchangeable Shares issued and outstanding. The Exchangeable Shares were issued in exchange for shares of Schneider Corporation during the 1999 fiscal year and are exchangeable at any time by the holders thereof for shares of the Company's Common Stock on a one-for-one basis. Each holder of Exchangeable Shares is entitled to instruct the Trustee to cast, in the manner instructed, one vote for each Exchangeable Share held of record by such holder on the record date. To the extent no instructions are received from a holder of Exchangeable Shares, the Trustee will not exercise the voting rights relating to such holder's Exchangeable Shares. Holders of Exchangeable Shares will receive from the Trustee these proxy materials and directions as to the manner in which instructions may be given to the Trustee with respect to the voting of the Series B Share (or alternatively, for the granting of proxies to such holders or their designees to exercise the voting rights relating to such holders' Exchangeable Shares).

      A majority of the total votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. However, Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at such meeting.

      The election of each nominee for director requires the affirmative vote of the holders of shares representing a plurality of the votes cast in the election of directors. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors. Actions on all other matters to come before the meeting will be approved if the votes cast in favor of the action exceed the votes cast against it. Abstentions and Broker Shares that are not voted are not considered cast either for or against a matter and, therefore, will have no effect on the outcome.

                             PRINCIPAL SHAREHOLDERS

      The only persons known by the Company to beneficially own more than five percent of the Company's Common Stock as of July 9, 1999, are as follows:

                                            AMOUNT AND NATURE OF
                                            BENEFICIAL OWNERSHIP
                                           (NUMBER OF SHARES) (1)
      NAME AND ADDRESS OF                  ----------------------      PERCENT
      BENEFICIAL OWNER         DIRECT       OTHER        TOTAL            OF
      ----------------         ------       -----        -----         CLASS (2)
                                                                       --------
Joseph W. Luter, III
   Smithfield Foods, Inc.
   200 Commerce Street
   Smithfield, VA 23430      3,716,618    850,064 (3)  4,566,682 (3)      9.9%

Carroll M. Baggett
James O. Matthews
Jeffrey S. Matthews
   Post Office Box 707
   Warsaw NC 28398           6,556,000(4)   ---        6,556,000 (4)     14.2%
----------------------

      (1) Pursuant to current regulations of the Securities and Exchange Commission ("SEC"), securities must be listed as "beneficially owned" by a person who directly or indirectly has or shares the power to vote ("voting power") or the power to dispose of ("dispositive power") the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise. Shares of Common Stock listed under the "Direct" column are those which are owned and held as outstanding shares and over which such person, except as noted below, has sole voting power and sole dispositive power. Shares shown under the "Other" column are those subject to other forms of deemed "beneficial ownership" pursuant to the aforesaid regulations, as described in the indicated footnotes.

      (2) The Series B Share has voting and other rights substantially equivalent to 1,174,219 shares of Common Stock. See "Voting Securities" above. The percentages shown in this table have been calculated as if these 1,174,219 equivalent common shares were outstanding and part of the class of Common Stock. None of the persons listed in the table owns any Exchangeable Shares which would entitle him or her to direct the voting of the Series B Share.

      (3) Includes 650,064 shares owned by a corporation of which Mr. Luter is an officer, director and the owner of 81% of its capital stock and 200,000 shares which Mr. Luter has the right to acquire pursuant to the exercise of presently exercisable stock options. Mr. Luter has sole voting power and sole dispositive power with respect to the 650,064 shares owned by the corporation. Mr. Luter may be deemed a control person of the Company.

      (4) Each of the named individuals (who are siblings) has sole voting power and sole dispositive power with respect to one-third of these shares. As a result of certain agreements among the individuals and the Company relating to the resale of these shares, and to facilitate any desired dispositions of their separate shares, the individuals likely will, from time to time in the future, act cooperatively in any such dispositions. For purposes of the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), these arrangements may cause the individuals to be deemed to constitute a group; however, each of the individuals expressly disclaims the existence of such a group. Information regarding shares beneficially owned by these individuals was obtained from Schedules 13G dated May 12, 1999.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The persons named below have been nominated for election to the Board of Directors at the Annual Meeting. All of the nominees are currently directors and were elected at the last Annual Meeting of Shareholders, except for Douglas W. Dodds and Robert G. Hofmann, II who were elected to the Board of Directors on January 21, 1999 and Ray A. Goldberg, who is a first time nominee for director. Aaron D. Trub, currently a director and officer of the Company, is retiring from the Company as of September 1, 1999 and will not stand for re-election. The persons elected will hold office as directors of the Company until the next Annual Meeting of Shareholders and until their successors are elected and qualified. It is expected that each of the nominees will be able to serve, but in the event that any such nominee is unable to serve for any reason, the shares represented by properly executed proxies may be voted at the discretion of the persons named therein for a substitute nominee or nominees.

      The following table sets forth the names, ages, and principal occupations of the nominees and other information with respect to them:


NAME--AGE--PRINCIPAL OCCUPATION--OTHER INFORMATION                              DIRECTOR SINCE
--------------------------------------------------                              --------------

Joseph W. Luter, III (60)                                                            1975
      Chairman of the Board and Chief Executive Officer
      of the Company since May 1995; Chairman of the Board,
      President and Chief Executive Officer of the Company
      prior to May 1995

Robert L. Burrus, Jr. (64)                                                           1996
      Partner in the law firm of McGuire, Woods, Battle & Boothe LLP,
      Richmond, Virginia; Director, CSX Corporation, Heilig-Meyers
      Company, Concepts Direct, Inc., S&K Famous Brands, Inc. and
      O'Sullivan Corp.

Douglas W. Dodds  (53)                                                               1999
      Chairman and Chief Executive Officer of Schneider Corporation
      ("Schneider"), a subsidiary of the Company

                                       3


NAME--AGE--PRINCIPAL OCCUPATION--OTHER INFORMATION                              DIRECTOR SINCE
--------------------------------------------------                              --------------

F. J. Faison, Jr. (65)                                                               1991
      President of Carroll's Foods, Inc., a wholly-owned subsidiary of the Company

Ray A. Goldberg (72)                                                                 ----
      Moffett Professor of Agriculture and Business, Emeritus, Harvard
      Business School; Director, RDO Farm Equipment Co.

Joel W. Greenberg (61)                                                               1987
      Commodity Analyst, Alaron Trading Corp., Chicago, Illinois, a
      commodities brokerage firm

George E. Hamilton, Jr. (83)                                                         1970
      Retired; President and Chief Operating Officer of The Smithfield
      Packing Company, Incorporated ("Smithfield Packing"), a wholly-
      owned subsidiary of the Company, prior to June 1994

Robert G. Hofmann, II (49)                                                           1999
      President and Chief Executive Officer of North Side Foods Corp.
      ("North Side"), a wholly-owned subsidiary of the Company

Richard J. Holland (73)                                                              1978
      Chairman of the Board of The Farmers Bank, Windsor, Virginia

Roger R. Kapella (57)                                                                1992
      President and Chief Operating Officer of Patrick Cudahy Incorporated
      ("Patrick Cudahy"), a wholly-owned subsidiary of the Company

Lewis R. Little (55)                                                                 1993
      President and Chief Operating Officer of the Company and Smithfield
      Packing since November 1996; President and Chief Operating Officer of
      Lykes Meat Group, Inc. ("Lykes"), a wholly-owned subsidiary of the
      Company, since June 1998; President and Chief Operating Officer of
      Gwaltney of Smithfield, Ltd. ("Gwaltney"), a wholly-owned subsidiary of the Company, from May 1993 until November 1996

William H. Prestage (64)                                                             1994
      Chairman of the Board, President and Chief Executive Officer of Prestage
      Farms, Inc., Clinton, North Carolina, a hog and turkey producer; Director,
      North Carolina Natural Gas Corporation

Joseph B. Sebring (52)                                                               1996
      President and Chief Operating Officer of John Morrell & Co.
      ("John Morrell"), a wholly-owned subsidiary of the Company, since
      May 1994; President and Chief Executive Officer of Indiana Packers
      Company prior to May 1994

Timothy A. Seely (49)                                                                1998
      President and Chief Operating Officer of Gwaltney since November 1996;
      Vice President, Sales and Marketing, Fresh Meats, of Gwaltney prior to November 1996

      No family relationship exists between any of the nominees for election as directors of the Company.

      In connection with its acquisition of a controlling interest in Schneider, the Company agreed to use its reasonable commercial efforts to have a person designated by certain selling shareholders of Schneider elected to the Board of Directors at the 1999 Annual Meeting of Directors. Douglas W. Dodds was so designated by the selling shareholders of Schneider and was elected to the Board of Directors on January 21, 1999.

     On July 30, 1998, the SEC instituted a cease and desist proceeding and simultaneously accepted a settlement with Mr. Greenberg in a matter relating to Incomnet, Inc., a publicly traded company of which Mr. Greenberg was an outside director from 1988 through 1995. Without admitting or denying the SEC findings and without a hearing, Mr. Greenberg consented to the entry ordering him to cease and desist from committing or causing any violations under the federal securities laws and regulations. The SEC's findings as to Mr. Greenberg were that, as an outside director, Mr. Greenberg should have made independent inquiry and not have relied on information and documents provided him by the former chief executive officer of Incomnet, and that Mr. Greenberg failed to file with the SEC an amended disclosure form concerning his collateralization of a personal loan with the shares of Incomnet stock owned by him.

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to provide copies of such reports to the Company. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended May 2, 1999, the Company believes that, except for one late filing of a Form 4 with respect to one transaction by Mr. Luter, all filing requirements applicable to its officers, directors and beneficial owners of greater than 10% of its Common Stock have been complied with.

            COMMON STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS

      The following information with respect to beneficial ownership, as of July 9, 1999, of shares of Common Stock is furnished with respect to (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table appearing on page [__] of this Proxy Statement, and (iii) all current directors and executive officers as a group, together with their respective percentages:

                        AMOUNT AND NATURE OF
                        BENEFICIAL OWNERSHIP
                        NUMBER OF SHARES (1)
                        ---------------------
                                                                   PERCENT
      NAME               DIRECT      OTHER         TOTAL         OF CLASS (2)
      ----               ------      -----         ------        ------------

Robert L. Burrus, Jr.    1,000       --            1,000         *
Douglas W. Dodds         --          --            --            *
F. J. Faison, Jr.        --                                      *
Ray A. Goldberg          --          --            --            *
Joel W. Greenberg        6,000       2,000 (3)     8,000 (3)     *
George E. Hamilton, Jr.  130,000     9,000 (4)     139,000 (4)   *
Robert G. Hofmann, II    --          459,008 (5)   459,008 (5)
Richard J. Holland       18,800      --            18,800        *
Roger R. Kapella         64,000      64,000                      *
Lewis R. Little          15,000      --            15,000        *
Joseph W. Luter, III     3,716,618   850,064 (6)   4,566,682 (6) 9.9%
William H. Prestage      --          120,000 (7)   120,000 (7)   *
Joseph B. Sebring        10,450      --            --            *
Timothy A. Seely         3,400       --            3,400         *
Aaron D. Trub            160,364     73,000 (8)    233,364 (8)   *

All current directors
 and executive officers
 as a group
 (16 persons)            4,211,632   1,513,072 (9) 5,724,704 (9) 12.4%
--------------------

     * Less than 1% of class

      (1) Pursuant to current regulations of the Securities and Exchange Commission, securities must be listed as "beneficially owned" by a person who directly or indirectly has or shares voting power or dispositive power with respect to the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise. Shares of Common Stock listed under the "Direct" column are those which are owned and held as outstanding shares and over which such person, except as noted below, has sole voting power and sole dispositive power. Shares shown under the "Other" column include other forms of "beneficial ownership" pursuant to the aforesaid regulations, as described in the indicated footnotes.

      (2) The Series B Share has voting and other rights substantially equivalent to 1,174,219 shares of Common Stock. See "Voting Securities" above. The percentages shown in this table have been calculated as if these 1,174,219 equivalent common shares were outstanding and part of the class of Common Stock. None of the persons listed in the table owns any Exchangeable Shares which would entitle him to direct the voting of the Series B Share.

      (3) Includes 2,000 shares owned by Mr. Greenberg's spouse with respect to which Mr. Greenberg disclaims beneficial ownership.

      (4) Includes 9,000 shares owned by Mr. Hamilton's son with respect to which Mr. Hamilton disclaims beneficial ownership.

      (5) Reflects 459,008 shares owned by a corporation of which Mr. Hofmann is an officer, director and the owner of 50% of its capital stock.

      (6) Reflects 650,064 shares owned by a corporation of which Mr. Luter is an officer, director and the owner of 81% of its capital stock and 200,000 shares which Mr. Luter has the right to acquire pursuant to the exercise of presently exercisable stock options. Mr. Luter has sole voting power and sole dispositive power with respect to the 650,064 shares owned by the corporation. Mr. Luter may be deemed a control person of the Company.

      (7) Reflects 120,000 shares owned by Prestage Farms, Inc., of which Mr. Prestage is an officer, director and the principal shareholder. Prestage Farms, Inc. has sole voting power and sole dispositive power with respect to such shares.

      (8) Includes 47,000 shares owned by Mr. Trub's wife, 16,000 shares owned by Mr. Trub's daughter and 10,000 shares owned by a foundation with respect to which Mr. Trub and his wife share voting and dispositve power. Mr. Trub disclaims beneficial ownership with respect to all such shares.

      (9) Includes 1,180,000 shares subject to presently exercisable stock options.

                        BOARD OF DIRECTORS AND COMMITTEES

      The Company has an Executive Committee, an Audit Committee and a Compensation Committee of the Board of Directors. The Company does not have a Nominating Committee.

      The Executive Committee is composed of Messrs. Holland, Little and Luter and, with certain limitations, exercises the power of the Board of Directors between Board meetings. The Executive Committee held no meetings in fiscal 1999.

      The Audit Committee is composed of Messrs. Burrus, Greenberg and Prestage. The principal functions of the Audit Committee are the recommendation to the Board of Directors of a firm to be engaged by the Company as its independent public accountants, conferring with the independent public accountants selected regarding the scope of the audit and services to be performed, and reviewing the results of the independent public accountants' examination and recommendations with respect to accounting practices and procedures and internal control. The committee held one meeting in fiscal 1999.

      The Compensation Committee is composed of Messrs. Burrus, Greenberg and Holland. The principal functions of the Compensation Committee are to establish overall compensation policies for the Company, to review recommendations submitted to it by the Company's management with respect to the compensation of the officers of the Company and its subsidiaries and the directors of the Company, and to make such recommendations to the Board of Directors of the Company as its review indicates. The committee held seven meetings in fiscal 1999.

      The Board of Directors held six meetings during fiscal 1999, including four regular meetings. All directors except Messrs. Faison, Little and Prestage attended 75% or more of these meetings, including regularly scheduled and special meetings, and the meetings of all committees of the Board on which they served that were held in the past fiscal year during the periods in which they were directors or served on such committees.

      Directors who are not employees of the Company or any of its subsidiaries received in fiscal 1999 an annual retainer of $5,000, $1,000 for each board meeting attended, $500 for each committee meeting attended if the committee meeting was not held in connection with, or on the same day as, a board meeting, plus reimbursement of travel expenses incurred in connection with such attendance.

                             EXECUTIVE COMPENSATION

      The table below sets forth, for the fiscal years ended May 2, 1999, May 3, 1998 and April 27, 1997, the annual and long-term compensation for services in all capacities to the Company and its subsidiaries of those persons who on May 2, 1999, were the Company's Chief Executive Officer and the next four most highly compensated executive officers (collectively, the "Named Executive Officers").



                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                          COMPENSATION
                                                                          AWARDS

                                    ANNUAL COMPENSATION (1)
                                                                          SECURITIES
                                 FISCAL                                   UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR      SALARY ($)        BONUS ($)    OPTIONS/SARS (#)   COMPENSATION($)
---------------------------      ----      ----------        ---------    ----------------   ---------------

Joseph W. Luter, III             1999      623,975           3,211,761    --                 274,771 (2)
     Chairman of the Board       1998      628,077           1,680,833    --                 164,988
     and Chief Executive         1997      420,000           1,400,078    --                 2,019
     Officer of the Company

Lewis R. Little                  1999      623,975           2,736,761    60,000             --
     President and Chief         1998      628,077           915,416      --                 --
     Operating Officer of the    1997      355,385           724,635      70,000             --
     Company, Lykes and
     Smithfield Packing

Joseph B. Sebring                1999      620,000           1,988,916    60,000
     President and Chief         1997      550,000           774,507      --                 --
     Operating Officer of        1997      400,000           344,103      --                 --
     John Morrell

Timothy A. Seely                 1999      402,564           555,362      30,000             --
     President and Chief         1998      305,770           387,403      50,000             --
     Operating Officer of        1997      194,615           290,501      --                 --
     Gwaltney

Aaron D. Trub                    1999      301,923           400,000      --                 --
     Vice President,             1998      280,288           200,000      --                 --
     Chief Financial Officer     1997      200,000           150,000      --                 --
     and Secretary

      (1) While the Named Executive Officers received perquisites or other personal benefits in the years shown, in accordance with SEC regulations, the value of these benefits is not indicated since they did not exceed the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

      (2) Reflects the economic benefit to Mr. Luter of the portion of the premiums paid by the Company under a split dollar life insurance agreement between the Company and an irrevocable trust established by Mr. Luter. This arrangement is designed so that if certain assumptions made as to investment performance, continuation of the agreement and other factors are realized, the Company will fully recover all such premiums upon the earlier of Mr. Luter's death or the termination of the agreement. However, the arrangement includes a compensatory element attributable to the Company's costs for advancing the premiums. The benefit for fiscal 1999 was determined by calculating the time value of money (using the applicable short term federal funds rate) of the premiums paid by the Company through May 2, 1999 for the period commencing on the later of the date the premiums were paid and May 4, 1998 until May 2, 1999. Under the terms of the agreement, the Company may terminate the agreement and request a refund of the premiums paid at any time upon giving written notice to the trust. The Company has been granted a security interest in the cash surrender value and death benefits of the life insurance policies equal to the sum of all premiums paid by the Company.

      The following table sets forth additional information concerning individual grants of stock options made under the Company's 1992 Stock Incentive Plan during the last completed fiscal year to any of the Named Executive
Officers:



                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED
                                                                          ANNUAL RATES OF STOCK
                                                                          PRICE APPRECIATION
                        INDIVIDUAL GRANTS                                 PER OPTION TERM(1)

                                PERCENT OF TOTAL
                   OPTIONS     OPTIONS GRANTED    EXERCISE OR
                  GRANTED(2)    TO EMPLOYEES      BASE PRICE         EXPIRATION
      NAME          (#)        IN FISCAL YEAR       ($/SH)              DATE                5%($)        10%($)
      -----        ------      --------------       ------              ----                -----        ------
Lewis R. Little    60,000           21.1%           27.75             5/27/08            1,047,110    2,653,581
Joseph B. Sebring  60,000           21.1%           27.75             5/27/08            1,047,110    2,653,581
Timothy A. Seely   30,000           10.5%           27.75             5/27/08              523,555    1,326,791

      (1) The potential realizable values in the table assume that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of 5% and 10%, respectively. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated in the table.

      (2) The options awarded to Messrs. Little, Sebring and Seely were granted on May 27, 1998 and will become exercisable on the fifth anniversary of the grant date. The options were granted with an exercise price equal to the market price of the Company's Common Stock on the grant date.

      The table below sets forth information with respect to option exercises during fiscal 1999 and the number and value of options held at May 2, 1999 by each of the Named Executive Officers.


             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                    FISCAL YEAR-END UNEXERCISED OPTION VALUES

      (A)              (B)               (C)               (D)                          (E)
                                                                                         VALUE (1) OF
                                                            NUMBER OF SECURITIES         UNEXERCISED
                                                            UNDERLYING UNEXERCISED       IN-THE-MONEY (2)
                                                            OPTIONS/SARS AT              OPTIONS/SARS AT
                        SHARES ACQUIRED   VALUE (1)         FY END (#) EXERCISABLE/      EXERCISABLE/
NAME                    ON EXERCISE (#)   REALIZED ($)      UNEXERCISABLE                UNEXERCISABLE
----                    ---------------   ------------      -------------                -------------

Joseph W. Luter, III    1,000,000         12,031,250        200,000 / 0                  2,418,700 / 0
Lewis R. Little         --                --                130,000 / 70,000             1,572,155 / 500,920
Joseph B. Sebring       --                --                0 / 100,000                  0 / 400,000
Timothy A. Seely        --                --                0 / 100,000                  0 / 271,875
Aaron D. Trub           100,000           1,203,125         70,000 / 0                   846,545 / 0


      (1) The dollar values referred to in columns (C) and (E) are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise or fiscal year-end, respectively. In each case, fair market value has been based on the last sales price of the Common Stock as reported by The Nasdaq Stock Market on the relevant date.

      (2) Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

                COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

      The Compensation Committee (the "Committee") believes that corporate performance and, in turn, shareholder value are enhanced by an alignment between the financial interests of shareholders and those of the Company's employees, including its senior managers. Accordingly, the Committee and the Company adhere to the concept of pay-for-performance. The Company relies on incentive compensation programs to motivate employees. These programs are variable and closely tied to corporate, business unit and/or individual performance. Under these programs, a major portion of executive compensation is based on the Company's performance in a manner that supports building shareholder value. The Company encourages executives to hold significant interests in the Company's Common Stock, and in part the compensation programs are designed to promote that objective.

COMPONENTS OF THE COMPENSATION PROGRAM

      Senior management compensation at the Company includes two components: first, a base salary, and second, short- and long-term incentive compensation programs. The incentive compensation programs, both cash and non-cash, are tied to the financial performance of the Company or certain of its subsidiaries.

      Base salaries are generally established at the minimum levels believed to be necessary to attract and retain an effective management group when considered with the performance-based components of the program. Except in the case of executive officers who assumed significant new responsibilities, the base salaries of the Chief Executive Officer and the Company's other executive officers remained basically unchanged from fiscal 1992 through fiscal 1997. In recognition of the outstanding performance during fiscal 1998 of the Company's operating subsidiaries relative to other companies in the meat processing industry and to insure that the Company continues to attract and retain high quality senior management, the Committee approved increases in the base salaries of the Company's executive officers, effective for fiscal 1998 and fiscal 1999.

      A cash bonus is the principal short-term incentive. Bonus awards for most executive officers are calculated pursuant to formulas based on pre-tax income, either on a consolidated basis or for a particular subsidiary, as the Committee finds most appropriate, and are subject to adjustment based on the officer's individual performance. Bonus awards for the remaining executive officers are based primarily on individual performance, as evaluated by the Chief Executive Officer and Chief Operating Officer and reviewed by the Committee, with consideration given to the Company's financial performance measured principally in terms of its pre-tax income. Consistent with the Company's policy that a substantial portion of executive compensation be "at risk," bonus awards for executive officers in recent years have ranged from 35% to 84% of an executive officer's total cash compensation depending on Company, relevant subsidiary and individual performance. Bonus awards for fiscal 1999 averaged approximately 69% of the total cash compensation paid to all executive officers as compared to 58% in fiscal 1998 and 65% in fiscal 1997.

      Long-term incentives are provided by stock options, awarded from time to time, whose ultimate value to the employee is tied to the market price of the Company's Common Stock. The Company's stock option program ties the employee's economic interests directly to those of the shareholders. In evaluating management's recommendations for the recipients and size of stock option awards, the Committee considers the level of incentive already provided by the size and status of prior grants as well as a subjective evaluation of the employee's potential contribution to the Company's future success. During fiscal 1999, eight eligible employees (including four executive officers) were awarded stock options to acquire a total of 285,000 shares of Common Stock. The Committee also recommended adoption of the 1998 Stock Incentive Plan, which was approved by shareholders at the 1998 Annual Meeting, to provide additional shares for future awards under this program.

      The Committee also recommended, and the Board of Directors adopted, the Supplemental Pension Plan covering certain of the Company's employees, including each of the executive officers. This plan restores benefits lost under the Company's tax-qualified pension plans due to the compensation and benefit limits imposed under the Internal Revenue Code. The Committee believes the addition of this plan strengthens the competitiveness of the Company's compensation program and will thus help to attract and retain an effective management group.

CEO COMPENSATION

      The compensation of Joseph W. Luter, III, the Chairman of the Board and Chief Executive Officer of the Company, for fiscal 1999 was determined in accordance with the guidelines described above. Consistent with the Company's policy that a major part of each executive officer's compensation be performance based, Mr. Luter's base salary remained basically unchanged from fiscal 1992 through fiscal 1997. For the reasons previously discussed, the Committee approved an increase to Mr. Luter's base salary for fiscal 1998 from $420,000 to $620,000. Mr. Luter's base salary for fiscal 1999 remained unchanged from fiscal 1998.

      Mr. Luter's bonus award for fiscal 1999 was paid under the 1998 Stock Incentive Plan approved by shareholders. Under that plan, Mr. Luter was entitled to 1% of the first $15 million of the Company's fiscal 1999 net income before income taxes, incentive payments due to executives and accounting for minority interests, and 2% of such net income in excess of $15 million. Mr. Luter's bonus represented approximately 84% of his total cash compensation. Mr. Luter was not awarded stock options during fiscal 1999.

ADMINISTRATION OF COMPENSATION PROGRAMS

      Messrs. Burrus, Greenberg and Holland, none of whom has been or is an officer or employee of the Company, are the members of the Committee. The Committee principally formulates compensation policies and reviews recommendations submitted to it by management with respect to the cash and non-cash compensation of the officers of the Company and its subsidiaries, as well as of Company directors. The Committee then takes, or specifically recommends to the Board of Directors, such actions as its review indicates. The Board of Directors has never modified or rejected in any material way any recommendation of the Committee.

      Section 162(m) of the Code imposes a $1 million limit on the amount of annual compensation that can be deducted by the Company with respect to each of the Chief Executive Officer and the four other most highly compensated executive officers. Performance-based compensation that meets certain requirements will not be subject to this deductibility limit. It is generally the Company's policy to seek to qualify the performance-based components of its compensation program for this exclusion from the Section 162(m) limitation as necessary to maximize the deductibility of executive compensation.

      Robert L. Burrus, Jr.   Joel W. Greenberg       Richard J. Holland

                                PERFORMANCE GRAPH

      The graph below presents a comparison of the Company's five-year cumulative total return on its Common Stock with the Meat Packing Index (SIC Code 2011) and the Nasdaq Market Value Index, each prepared by Media General Financial Services, Inc., assuming that investments of $100 were made on April 29, 1994 and that dividends were reinvested.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
       AMONG SMITHFIELD FOODS, INC., NASDAQ MARKET INDEX AND SIC CODE INDEX

                                     [GRAPH]

                                 1994      1995       1996       1997        1998        1999
SMITHFIELD FOODS, INC.          100.00    94.79      122.92     201.56      256.25      196.88
MEAT PACKING INDEX              100.00   124.14      146.49     194.80      207.78      183.20
NASDAQ MARKET VALUE INDEX       100.00   109.19      152.42     162.47      241.31      318.66

                      ASSUMES $100 INVESTED APR. 30, 1994
                          ASSUMES DIVIDEND REINVESTED
                         FISCAL YEAR ENDING MAY 2, 1999

                                  PENSION PLANS

      The Company and its subsidiaries sponsor three pension plans covering the Company's salaried employees. The Company, Gwaltney, Patrick Cudahy, Smithfield Packing and Brown's of Carolina, Inc. maintain a qualified non-contributory pension plan covering their salaried employees (the "Company Plan"). A similar plan covers salaried employees of John Morrell (the "John Morrell Plan"). The salaried employees participating in the plans mentioned above whose salaries exceed $160,000 per year are also covered by a nonqualified Supplemental Pension Plan (the "Supplemental Plan").

      The qualified plans provide for retirement benefits which are a function of a participant's average remuneration during his or her highest five consecutive calendar years of the last ten years of employment and aggregate years of service. The Supplemental Plan replaces benefits lost under the qualified plans due to the imposition of the Internal Revenue Code compensation and benefit limits. These Supplemental Plan benefits are calculated using the Company Plan's benefit formula, reduced by the benefits payable under the Company Plan and/or the John Morrell Plan.

      The following table shows the estimated annual straight-life annuity benefit payable from all three pension plans combined, upon retirement at age 65 in 1999, based on the specific remuneration and years of service classifications set forth below.


                               PENSION PLAN TABLE

                                                SELECTED YEARS OF SERVICE
   AVERAGE                                      -------------------------
REMUNERATION            15               20              25                30                35
------------            --               --              --                --                --

$  250,000          $ 60,000       $   80,000       $  100,000        $  120,000        $  140,000
   500,000           120,000          160,000          210,000           250,000           290,000
   750,000           190,000          250,000          310,000           370,000           440,000
 1,000,000           250,000          330,000          420,000           500,000           590,000
 1,500,000           380,000          500,000          630,000           760,000           880,000
 2,000,000           510,000          670,000          840,000         1,010,000         1,180,000
 2,500,000           630,000          840,000        1,060,000         1,270,000         1,480,000
 3,000,000           760,000        1,010,000        1,270,000         1,520,000         1,780,000
 3,500,000           890,000        1,180,000        1,480,000         1,780,000         2,070,000

      The remuneration covered by the Supplemental Plan consists of the cash compensation disclosed in the annual compensation reported in the Summary Compensation Table, except that it is determined on a calendar year basis. The average remuneration above is the average of the five highest calendar years' cash compensation during the last ten years of a participant's career.

      As of May 2, 1999, Messrs. Luter, Little, Seely and Trub are credited with 32, 36, 5 and 29 years of service, respectively, under the Company Plan and the Supplemental Plan. Mr. Sebring is credited with four years of service under the John Morrell Plan and the Supplemental Plan. The benefits shown in the table are not subject to any reduction for benefits paid from other sources, including Social Security.

                               OTHER TRANSACTIONS

      The daughter and son-in-law of Joseph W. Luter, III, the Chairman of the Board and Chief Executive Officer of the Company, are the sole members of Fishing Creek Farms LLC ("Fishing Creek"). Brown's of Carolina, Inc. ("Brown's"), an 86%-owned subsidiary of the Company, has arrangements with B&G Farms LLC ("B&G"), a limited liability company in which Brown's and Fishing Creek each have a 50% interest, for the production of hogs for the Company's pork processing plants. The arrangements involve, inter alia, (i) the lease of certain hog production facilities by B&G to Brown's until December 31, 2009 at an annual rent of approximately $465,000 per year, and (ii) advances by B&G to Brown's of cash for working capital. Working capital advances totaling $336,000 were outstanding as of May 2, 1999. All profits and losses from the hog production operations are shared equally by Brown's and Fishing Creek. All advances made pursuant to the arrangements accrue interest at a rate equal to the prime rate charged by one of the Company's lending banks. Brown's hog production operations on the B&G land generated $4,411,000 of sales to other subsidiaries of the Company in fiscal 1999. The Company believes that the terms of the foregoing arrangements are no less favorable to the Company than if entered into with unaffiliated parties.

      F. J. Faison, Jr., a director of the Company, was the president and a director of Carroll's Foods, Inc. ("CFI") and its affiliates, Carroll's Farms of Virginia, Inc. ("CFAV") and Carroll's Foods of Virginia, Inc. ("CFOV"). Prior to the Company's purchase of CFI and certain related companies, including CFAV and CFOV, the Company had arrangements with CFI and its affiliates for production of hogs for the Company's meat processing plants. The arrangements involved, inter alia, (i) Smithfield-Carroll's Farms, a partnership consisting of Smithfield Hog Farms, Inc., a wholly-owned subsidiary of the Company, and CFAV, which partnership owned hog raising facilities and leased them to CFOV, and (ii) multi-year purchase agreements between the Company and CFOV and CFI which obligated the Company to purchase hogs produced by CFOV and CFI. Substantially all revenues of the Smithfield-Carroll's Farms partnership consisted of CFOV's lease payments, which covered debt service, depreciation charges and other operating expenses. Such revenues were $7,680,000 in fiscal 1999. Pursuant to the purchase agreements, the Company purchased $53,282,000 and $161,965,000 of live hogs from CFOV and CFI, respectively, in fiscal 1999. The Company believes that the prices paid under the purchase agreement with CFI are equivalent to market. The purchase agreement with CFOV resulted in decreased raw material costs to the Company during periods when hog production was profitable and, conversely, an increase in such costs when such production was unprofitable. The agreement with CFOV resulted in increased raw material costs to the Company (as compared to market costs) of $12,465,000 in fiscal 1999 compared to decreased raw material costs of $359,000 in fiscal 1998.

      In May, 1999, the Company purchased CFI and certain related companies and assets for 4,200,000 shares of Common Stock (subject to post-closing adjustment). As a result of this transaction, the former shareholders of CFI (Carroll M. Baggett, James O. Matthews and Jeffrey S. Matthews) became the beneficial owners, in the aggregate, of 6,556,000 shares of the Company's Common Stock, which amount includes shares of Common Stock previously held by CFI or its affiliates. In connection with the acquisition, the Company entered into a registration rights agreement and a shareholders agreement with the former CFI shareholders. Under the registration rights agreement, each of the former CFI shareholders is entitled for a period of seven years to have the Company register public resales of 500,000 or more shares of Common Stock, subject to customary terms and conditions, on demand. The agreement also provides for customary piggyback registration rights. The Company is not required under the registration rights agreement to file or maintain a "shelf registration" with respect to these shares. Under the shareholders agreement, each of the former CFI shareholders agreed as to 700,000 of his or her shares not to sell them for at least one year, and further agreed for one year following the acquisition not to (i) initiate any solicitation of proxies from Company shareholders or participate in any election contest or in any proposal made under Rule 14a-8 under the Exchange Act; (ii) participate in any group opposing any management proposals presented at a shareholders meeting; or (iii) acquire or substantially affect control of the Company, or seek to do so.

      William H. Prestage, a director of the Company, is the chairman of the board, president and chief executive officer of Prestage Farms, Inc. ("PFI"), a hog and turkey producer located in Clinton, North Carolina. The Company has a market-indexed multi-year purchase agreement with PFI which obligates the Company to purchase hogs produced by PFI in the states of Virginia, North Carolina and South Carolina. Pursuant to the purchase agreement, the Company purchased $106,365,000 of live hogs from PFI in fiscal 1999. The Company believes that the prices paid under the purchase agreement with PFI are equivalent to market.

      Smithfield of Utah, Inc. ("Smithfield-Utah"), a wholly-owned subsidiary of the Company, was a participant in a joint hog production arrangement with certain other companies to produce hogs in the state of Utah for sale to an unrelated party. During fiscal 1998, the other companies participating in the joint hog production arrangement were (i) Carroll's Foods of Utah, Inc. ("CFU"). an affiliate of CFI, of which F. J. Faison, Jr., a director of the Company, was the president and a director, (ii) West Isle Partners, Inc. ("WIPI"), of which Wendell H. Murphy, a director of the Company until his resignation in May 1998, is the president and a director and members of Mr. Murphy's family are the sole stockholders, and (iii) Prestage Farms of Utah, Inc. ("PFUI"), of which William
H. Prestage, a director of the Company, is the president and a director and Mr. Prestage and his wife are the sole shareholders. Smithfield-Utah contributed $6,300,000 to the arrangement in fiscal 1998. In June 1998, the Company paid $15,000,000 to WIPI in connection with WIPI's complete withdrawal from the arrangement. In December 1998, the Company purchased PFUI's interest in the arrangement for $700,000 The Company acquired CFU's interest in the arrangement in May 1999 in connection with the Company's purchase of CFI. As a result of these acquisitions, the Company now owns 100% of this hog production operation. The Company believes that the terms of this former joint arrangement, as well as the Company's purchase of the other companies' interests in the arrangement, were no less favorable to the Company than if entered into with unaffiliated parties.

      On September 9, 1998, the Company made loans aggregating $9,450,000 to seven of its officers and its subsidiaries. The loans were made to facilitate the officers' payment of the purchase price and taxes upon the exercise of stock options granted under the Company's 1984 Stock Option Plan. The options, which would have expired in 1999, covered an aggregate of 1,260,000 shares. The loans bear interest payable quarterly at a rate of 8% per annum and become due and payable in full on April 30, 2000. Each officer's loan is secured by a pledge to the Company of the shares acquired upon exercise of the options. The aggregate amount of loan principal and accrued interest outstanding as of July 23, 1999 for each of the executive officers receiving loans was: Joseph W. Luter, III - $7,576,832; C. Larry Pope - $303,074 and Aaron D. Trub - $757,683. Prior to such date, Roger R. Kapella repaid his loan principal and accrued interest in full in the amount of $306,239.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Robert L. Burrus, Jr., a director of the Company and a member of the Compensation Committee, is a partner in the law firm of McGuire, Woods, Battle & Boothe LLP, which has provided legal services to the Company on a regular basis since 1985.

                                   PROPOSAL 2

                                 RATIFICATION OF
                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors, upon the recommendation of its Audit Committee, has selected Arthur Andersen LLP as independent public accountants to examine and report upon the financial statements of the Company and its consolidated subsidiaries for the year ending April 30, 2000, and is submitting this matter to the shareholders for their ratification. Arthur Andersen LLP has served as the Company's independent public accountants since 1981. One or more representatives of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by shareholders.

      In the event the proposal to ratify the selection of Arthur Anderson LLP is defeated, the adverse vote will be considered as a direction to the Board of Directors to select other independent auditors for the next year. However, because of the expense and difficulty in changing independent auditors after the beginning of a year, the Board of Directors intends to allow the appointment for fiscal 2000 to stand unless the Board of Directors finds other reasons for making a change.

      The Board of Directors of the Company recommends that you vote FOR the ratification of the selection of Arthur Andersen LLP as independent public accountants to examine and report upon the financial statements of the Company and its consolidated subsidiaries for the year ending April 30, 2000.

                                  OTHER MATTERS

      The Company has received notice from a shareholder that it intends to introduce a resolution at the Annual Meeting that would call for the Board of Directors to amend the Company's Bylaws to require a majority of the members of the Board of Directors be comprised of "independent directors" at the earliest practical date. The shareholder has also indicated its intent to conduct its own proxy solicitation with respect to this matter. The Company may have discretionary voting authority at the Annual Meeting on this matter as the Company believes that the notice given by the shareholder may be deficient under SEC Rule 14a-4(c)(2)(i). The Company also believes that it may have discretionary voting authority on this matter if the shareholder hereafter fails to fulfill certain other requirements under Rule 14a-4(c)(2) relating to the solicitation of proxies. If the Company does have discretionary voting authority at the Annual Meeting on this matter, the Company intends to vote against the adoption of this resolution for several reasons. Individuals are selected for nomination to serve on the Board of Directors of the Company based on their experience, competence and integrity. The Board of Directors believes that a proposal such as this one, which would establish an unduly rigid and restrictive requirement to be met by a majority of the Board of Directors, is not in the best interest of the Company or its shareholders. At the same time, the Board of Directors recognizes the benefits of having independent, non-management Board members, as well as management directors, serving on the Board of Directors. At present, several of the members of the Board satisfy the shareholder's definition of "independent" as does first time nominee Ray A. Goldberg. Thus, the Board of Directors believes this proposal is unnecessary and unwise, is not an appropriate or practical basis for regulating the composition of the Board, and is not in the best interest of the Corporation or its shareholders. Prior to the Annual Meeting, the Company may solicit proxies from certain or all shareholders entitled to vote at the Annual Meeting in opposition to this proposal.

      The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters described in the Notice of Meeting or discussed above. If any matters not set forth in the Notice of Meeting accompanying this proxy statement or discussed above are properly brought before the Annual Meeting, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.


                             ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT

      Proposals of shareholders intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Secretary of the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting by April 8, 2000. Any such proposal must meet the applicable requirements of the Exchange Act and the rules and regulations thereunder.

OTHER SHAREHOLDER PROPOSALS

      The Company's Bylaws prescribe the procedures that a shareholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting or to bring other business before an annual meeting (other than matters that have been included in the Company's proxy statement for such meeting). The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a shareholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to the Company's Bylaws, a copy of which may be obtained, without charge, upon written request to Secretary, Smithfield Foods, Inc., 200 Commerce Street, Smithfield, Virginia 23430.

      A shareholder who desires to nominate a director for election at an annual meeting must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a shareholder's notice for nominations to be made at the 2000 Annual Meeting must be received: (i) on or after June 1, 2000 and before July 1, 2000 if the annual meeting is to be held during the month of August, 2000; or (ii) not less than 60 days before the annual meeting in all other cases. The notice must contain the information specified in the Bylaws regarding the shareholder giving the notice and each person whom the shareholder wishes to nominate for election as a director. The notice must be accompanied by the written consent of each proposed nominee to serve as a director of the Company, if elected.

      A shareholder who desires to bring any other business before an annual meeting (other than business which the shareholder has sought to have included in the Company's proxy statement for such meeting) must give timely written notice thereof to the Secretary of the Company at the address shown above and be a shareholder of record both at the time such notice is given and on the record date of the meeting. To be timely, a shareholder's notice of such business to be brought before the 2000 Annual Meeting must be received: (i) on or after June 1, 2000 and before July 1, 2000 if the annual meeting is to held during the month of August, 2000; or (ii) not less than 60 days before the annual meeting in all other cases. The notice must contain the information specified in the Bylaws regarding the shareholder giving the notice and the business proposed to be brought before the meeting.

      With respect to shareholder proposals not included in the Company's proxy statement for the 2000 Annual Meeting, the persons named in the Board's proxy for the 2000 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Exchange Act.

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 2, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY, 200 COMMERCE STREET, SMITHFIELD, VIRGINIA 23430, ATTENTION: AARON D. TRUB, SECRETARY.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          AARON D. TRUB
                                          SECRETARY

August 6, 1999

                             SMITHFIELD FOODS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Richard J. Holland, Joseph W. Luter, III, Aaron D. Trub, and each of them, proxies with full power of substitution, to vote the shares of Common Stock in Smithfield Foods, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on September 2, 1999 or any adjournments thereof.

1. ELECTION OF DIRECTORS:    [ ] FOR all nominees listed                  [ ] WITHHOLD AUTHORITY to
                             (except as indicated to the contrary         vote for all nominees listed below
                             below)

  Robert L. Burrus, Jr.      Douglas W. Dodds           F. J. Faison, Jr.       Ray A. Goldberg
  Joel W. Greenberg          George E. Hamilton, Jr.    Robert G. Hofmann       Richard  J. Holland
  Roger R. Kapella           Lewis R. Little            Joseph W. Luter, III    William H. Prestage
  Joseph B. Sebring          Timothy A. Seely


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                 THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

2. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP as the Company's independent public accountants for the fiscal year ending May 1, 2000
 [ ] FOR   [ ] AGAINST  [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the Proxy Statement attached thereto.

Dated: ______________________________, 1999

PLEASE SIGN EXACTLY AS NAME APPEARS AT LEFT. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE FULL TITLE AS SUCH.

Please mark, sign, date and return the proxy card using the enclosed envelope.